PROXY

                        FRONTEER FINANCIAL HOLDINGS, LTD.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 4, 1997


     The undersigned hereby constitutes and appoints Robert A. Fitzner, Jr., Dennis W. Olson, Robert L. Long, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.01 par value common stock ("Common Stock") of Fronteer Financial Holdings, Ltd. (the "Company") at the Annual Meeting of Stockholders (the "Meeting") to be held in the Florentine Room of the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado 80202 on April 4, 1997, at 10:00 a.m. Mountain Time, and at all adjournments thereof for the following purposes:

     1. Election of Directors;

        [  ] FOR THE DIRECTOR            [  ]  WITHHOLD AUTHORITY TO VOTE FOR
             NOMINEES LISTED BELOW             ALL NOMINEES LISTED BELOW
             (EXCEPT AS MARKED TO
             THE CONTRARY BELOW)

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                   Robert A. Fitzner, Jr.
                   Dennis W. Olson
                   Robert L. Long

     2. Approval of the September 1996 Incentive and Nonstatutory Stock Option Plan;

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN FROM VOTING

     (3) Authorize the Board of Directors of the Company to adopt an amendment to the Company's Articles of Incorporation at such time as the Board of Directors deems it appropriate to effectuate a reverse split of the Company's outstanding common stock in such manner as is deemed necessary by the Board of Directors of the Company in order for the Company to maintain its listing on the Nasdaq Small Cap Market or to obtain a listing on another trading system of the National Association of Securities Dealers, Inc., a national securities exchange or another securities trading market as selected by the Board of Directors of the Company in its sole discretion; and

          [  ]  FOR        [  ] AGAINST               [  ] ABSTAIN FROM VOTING

     3. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the Meeting.

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING (1) FOR ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS; (2) TO APPROVE THE SEPTEMBER 1996 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN; AND (3) TO AUTHORIZE THE BOARD OF DIRECTORS TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT.

     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and Annual Report to Shareholders furnished therewith.


                                            Dated and Signed:
                                                                         , 1997
                                            -----------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            Signature(s)  should  agree with the
                                            name(s) stenciled hereon. Executors,
                                            administrators,  trustee,  guardians
                                            and  attorneys  should  so  indicate
                                            when   signing.   Attorneys   should
                                            submit powers of attorney.